CHARLES A. ETHERINGTON
                                ATTORNEY AT LAW

                                4500 MAIN STREET
                           KANSAS CITY, MISSOURI 64111

                             TELEPHONE (816)340-4051
                            TELECOPIER (816)340-4964

January 5, 1999

American Century Quantitative Equity Funds
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As counsel to American Century Quantitative Equity Funds (the "Corporation"), I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Corporation described in 1933 Act Post-Effective Amendment No. 24 and 1940 Act Amendment No. 26 to its
Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on January 5, 1999, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of the Corporation.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 24 and Amendment No. 26, referenced above.

                                 Very truly yours,

                                 /s/Charles A. Etherington
                                 Charles A. Etherington